As filed with the Securities and Exchange Commission on March 14, 2018

Registration No. 333-220935

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY CONVERSION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	49119902	47-1154419
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

2724 Otter Creek Ct 101

Las Vegas, NV 89122

702-320-5913

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa Averbuch

2724 Otter Creek Ct 101

Las Vegas, NV 89122

702-320-5913

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elaine Dowling, Esq.

EAD Law Group, LLC

6671 S. Las Vegas Blvd. Suite 210

Las Vegas, NV 89119

ead@eadlawgroup.com

702-761-6769

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)
		Emerging Growth Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)(4)
Common stock, par value $0.001 per share, for sale by Our Company	3,000,000	$0.10	$300,000.00	$37.35

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(4) Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer will sell the common stock being registered in this offering at a fixed price of $0.10 per share, until the securities are quoted on the OTC or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange. It is possible that the Company’s shares may never be quoted on the OTC or listed on an exchange.

SUBJECT TO COMPLETION, DATED ____________ __, 2018

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

ENERGY CONVERSION SERVICES, INC.

3,000,000 Shares of Common Stock

This prospectus will also allow us to issue up to 3,000,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC and no market for these securities may develop. The issuer will sell the common stock being registered in this offering at a fixed price of $0.10 per share, until the securities are quoted on the OTC listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. The company’s shares may never be quoted on the OTC listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.10	$0.00	$0.10
Maximum	3,000,000	$300,000	$0.00	$300,000

(1) Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2017

Unless otherwise specified, the information in this prospectus is set forth as of                 , and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Energy Conversion Services, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was formed on April 8, 2017 in the State of Wyoming for the purpose of using portable generating equipment to generate electricity from natural gas, methane, landfill gas, syngas, etc. The resulting product would be sold to an end user or an Electrical Utility. We have the ability to create, or purchase equipment to generate electricity from 250 kilowatts to 2 megawatts. Our systems are clean, quiet and unobtrusive. Our CEO is the controlling interest holder in our sole shareholder.

We do not currently have any equipment and any acquisition of such equipment is planned, and subject to financing and development.

Business Strategy

Energy Conversion Services, Inc., (the company) is a Wyoming “C” Corporation created to utilize gas to power generators to produce electricity. The company‘s equipment will be able to use many different forms of gas: natural, methane or waste gases. The equipment used is remotely managed and each unit will be independently operated. The company will then sell the resulting electricity to an area utility. The United States has hundreds of thousands of gas wells or, oil wells producing gas that do not have an opportunity to market their gas. These are the intended customers of the company. The company can install its equipment next to the producer or, in a producing field. Our company needs only three items: the equipment, gas, to power the equipment and a utility to purchase the resulting electricity. These are planned uses for the equipment and other operators are utilizing the same equipment in this manner currently. The equipment is standard equipment produced by Caterpillar. Current management has no previous experience with the power generation industry or with the equipment and services that you plan to provide.

ECS,’s electricity conversion technology’s standard configuration resides in a 40’ enclosure that produces up to 1 Megawatt of electricity – enough electricity to power up to 1000 homes. Based upon other utilizers of this equipment’s results. Each unmanned unit operates remotely and independently and is managed via a centralized satellite remote monitoring facility.

There is no capital equipment or manpower cost to the gas producers for the implementation of our technology. ECS, owns, installs, operates and maintains all the necessary equipment for each implementation, thus eliminating requirements for additional budgets, increased taxes and special approvals for the gas producers.

The Company intends to negotiate contracts where there may be no cost to ECS, for the natural gas or methane gas that ECS, utilizes to operate the equipment. Instead, the gas producer is paid a royalty on the electric revenue generated by the implementation of our technology. There is no guarantee these terms will be acceptable to customers. In many cases, the current natural gas and methane gas producers are burning (flaring) their natural and methane gas. In most states, this results in excessive fines from the EPA resulting from the pollution being generated. Implementing the Energy technology not only stops the EPA fines, it also provides additional revenue to the gas producers from the royalties of the electricity sale to the local utility companies. In addition to eliminating EPA fines and generating royalty revenue for operational sites such as landfills, farms and waste water treatment facilities, ECS, can provide electricity directly to the facility at up to a 50% cost savings because the electricity is being generated on-site. In some cases, this can result in savings of tens of thousands of dollars per month. Based upon other utilizers of this equipment’s results. The anticipated cost savings is based upon the lack of need for long distance distribution equipment. Pricing will be based on the size and needs of the unit for each facility.

Our executive offices are located at 2724 Otter Creek Ct 101, Las Vegas, Nevada 89122. Our telephone number is 702-289-8620.

Our Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

Our Company shall continue to be deemed an emerging growth company until the earliest of—

(A)	The last day of the fiscal year of the issuer during which it had total annual gross revenues of !,000,000) (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(B)	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title’
(C)	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000 in non-convertible debt; or
(D)	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

Our Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

This prospectus covers up to 3,000,000 shares to be issued and sold by the company at a price of $0.10 per share in a direct public offering .

ABOUT THIS OFFERING

Securities Being Offered	Up to 3,000,000 shares of common stock of Energy Conversion Services, Inc. to be sold by the company at a price of $0.10 per share.

Initial Offering Price	The company will sell up to 3,000,000 shares at a price of $0.10 per share.

Terms of the Offering	The company will offer and sell the shares of its common stock at a price of $0.10 per share in a direct offering to the public.

Termination of the Offering	The offering will conclude when the company has sold all of the 3,000,000 shares of common stock offered by it up to a maximum of 360 days. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 7.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. The trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed on April 8, 2017 but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit. We have not yet produced an operations product and require additional financing for the production of product and the development of future products.

We have suffered operating losses since inception and we may not be able to achieve profitability.

It is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to Company research and development. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of real estate projects. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2018 but we do not have any firm commitments. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Risks Relating to Our Business

If we are unable to develop, position and price our products and services to meet the energy market opportunity, our growth and results of operations would be adversely affected.

Realizing the potential of energy efficiency has been challenging because there have been perceived risks associated with the performance of relatively new energy efficiency measures, incentives to implement energy efficiency measures have been split between the party designing, constructing or purchasing a building or piece of equipment and the party that pays the operating costs for such equipment, and energy prices do not reflect the full costs imposed on society by energy production and consumption. Further, the investment in time and resources required to adequately measure and interpret energy consumption information, as well as verify savings from implemented energy efficiency retrofits, has been prohibitive for many organizations that might otherwise be interested in pursuing energy efficiency. Our success depends on market acceptance of the need to implement energy efficiency measures and our ability to develop, position and price our products and services to enable organizations to pursue energy efficiency.

The longevity of our business depends in part on our ability to enhance and sell the functionality of our current solutions and technology platform to remain competitive and meet customer needs.

The market for energy systems and renewable energy sources is relatively new and is characterized by rapid technological obsolescence, frequent new entrants, uncertain product life cycles, fluctuating customer demands, and evolving industry and government energy-related standards and regulations. We may not be able to successfully develop and market new, reliable, efficient energy solutions that comply with present or emerging demands, regulations and standards on a cost-effective basis. The development of new equipment and software requires significant research, development, testing cycles and investment, and there is no guarantee that the software we have developed or will ultimately develop will outpace that of our competitors.

We may not be able to successfully deploy our solutions in a timely manner.

Our growth will largely depend on our ability to successfully deploy our equipment solutions across a large portfolio of customer facilities and an expanded geography that may require international deployment. Our ability to successfully deploy our equipment depends on many factors, including, among others, our ability to:

• properly staff, incentivize and mobilize personnel and subcontractors, including our installation and technology specialists;

• obtain upfront payment from our customers and additional financing to cover our installation and other internal costs;

• expand and improve our technology infrastructure to support the data transmission load from numerous customers and sites; and

• procure parts and equipment used in our systems, the availability of which is not within our control.

Our proprietary rights could potentially conflict with the rights of others and we may be prevented from selling some of our products.

Third parties may assert intellectual property claims against us, particularly as we expand our business and the number of products we offer. Our defense of any claim, regardless of its merit, could be expensive and time consuming and could divert management resources. Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. In addition, resolution of claims may require us to redesign our products, license rights from third parties or cease using those rights altogether.

Risks Relating to our Stock

The Offering price of $0.10 per share is arbitrary.

The Offering price of $0.10 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, our officers beneficially own 78.75% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, these stockholders, acting in concert, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

●	the ability of the company to offer and sell the shares of common stock offered hereby;

●	the integration of multiple technologies and programs;

●	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

●	changes in existing and potential relationships with collaborative partners;

●	the ability to retain certain members of management;

●	our expectations regarding general and administrative expenses;

●	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

●	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 3,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

●	working capital;

●	capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various Companying levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ.. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	750,000	1,500,000	2,250,000	3,000,000

Gross Proceeds	$75,000	$150,000	$225,000	$300,000
Repayment of Offering Costs	$18,237	$18,237	$18,237	$18,237
Net Proceeds to the Company	$56,763	$131,763	$206,763	$281,763

Use of Proceeds:
Legal & Accounting	$1,763	$6,763	$11,763	$21,763
General Operational Expenses	$5,000	$15,000	$25,000	$35,000
Administrative Cost	$5,000	$10,000	$35,000	$35,000
Inventory	40,000	$90.000	$120,000	$170,000
Installation costs	5,000	10,000	15,000	20,000
Total	$56,763	$131,763	$206,763	$281,763

CAPITALIZATION

The following table sets forth our capitalization as of May 31, 2017 and November 30, 2017:

	Audited May 31, 2017	November 30, 2017 (Unaudited)
Current liabilities	$—	$2,360

Stockholder’s deficit:

Common stock	15,000	15,000
Additional paid-in capital	0	0
Accumulated deficit	(12,650)	(17,319)
Total stockholders’ equity	2,350	(2,319)

Total capitalization	$2,350	(2,319)

DILUTION

The net tangible book value of our company as of November 30, 2017 was $(2,319) or ($0.000) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on November 30, 2017.

Our net tangible book value and our net tangible book value per share will be impacted by the 3,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.10 per share.

 We are registering 3,000,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.10 per share our net tangible book value and per share dilution under various offering scenarios as of November 30, 2017, is illustrated in the following table:

	$300,000 Offering (100%)	$225,000 Offering (75%)	$150,000 Offering (50%)	$75,000 Offering (25%)
Number of current shares held	15,000,000	15,000,000	15,000,000	15,000,000
Number of new shares issued	3,000,000	2,250,000	1,500,000	750,000
Total number of new shares held	18,000,000	17,250,000	16,500,000	15,750,000

Net tangible book value before this offering	($2,319)	($2,319)	($2,319)	($2,319)
Net proceeds to the company	$281,763	$206,763	$131,763	$56,763
Net tangible book value after this offering	$279,444	$204,444	$129,444	$54,444

Assumed public offering price per share	$0.10	$0.10	$0.10	$0.10
Net tangible book value per share before this offering	$0.000	$0.000	$0.000	$0.000
Increase attributable to new investors	$0.016	$0.012	$0.008	$0.003
Net tangible book value per share after this offering	$0.016	$0.012	$0.008	$0.003
Dilution per share to new stockholders	$0.084	$0.088	$0.092	$0.097

Current Shareholders % after offering	83.3%	87%	90.9%	95.2%
Purchasers % after offering	16.7%	13%	9.1%	4.8%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained. We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of August 31 2017, the Company has one (1) shareholder who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on April 8, 2017 in the State of Wyoming as a “C” corporation..

Business Strategy

Energy Conversion Services, Inc., (the company) is a newly formed Wyoming “C” Corporation created to utilize gas to power generators to produce electricity. The company‘s equipment will be able to use many different forms of gas: natural, methane or waste gases. The equipment used is remotely managed and each unit will be independently operated. The company will then sell the resulting electricity to an area utility. The United States has hundreds of thousands of gas wells or, oil wells producing gas that do not have an opportunity to market their gas. These are the customers of the company. The company can install its equipment next to the producer or, in a producing field. Our company needs only three items: the equipment, gas, to power the equipment and a utility to purchase the resulting electricity.

We have not purchased any equipment and do not have the funds to purchase any equipment at this time. We have not entered into any power purchase agreements or received any royalty payments to date. Our forecasts regarding rising electricity prices, cost savings to gas producers and expectations about contractual terms are purely speculative and cannot be guaranteed.

Our business model is focused on key factors –

●           The U.S. is currently producing the largest amount of natural gas in our history. This increased production has resulted in a significant overabundance of natural gas. These amounts are expected to continue to increase as a result of “fracking” in the oil industry.

●           A large majority of active oil production sites are not located near a natural gas pipeline. As a result of such, they are forced to flare their gas and pay the assessed fines. In some cases, these fines have become so excessive that some producers are “shutting in” their wells and stopping production.

●           Our company will own and operates self-contained natural gas to electricity generators which we install at these flaring sites on a 10-year contract. Each 1 MW unit can power up to 1,000 homes. We then sell the electricity to the local and state utility companies on a 10-year contract.

●           The unique aspect of the business model is that there is no cost to the gas producer for equipment, maintenance or support, and the implementation of our technology does not require any manpower from the gas producer. We are there to solve the problem of flaring at the production site, and eliminate all associated EPA fines.

●           The gas is provided to our company by the gas producer, at no cost. By implementing our technology, the gas producer eliminates all future EPA fines for flaring, and is paid a royalty on the sale of the electricity we generate and sell to the utility companies for 10 years.

●           In addition to eliminating EPA fines and generating royalty revenue for gas production sites, we can also provide electricity directly to the site at a cost savings of up to 50% because the electricity is being generated on-site. In some cases, this can result in savings of tens of thousands of dollars per month for the gas producer.

●           Our system operates stand-alone units without any on-site staffing required at the gas production site. Each unit is remotely monitored and managed via satellite by our manufacturers, under an all-inclusive service and support agreement.

●           Each unit is installed under contract to sell electricity to the local and state utility companies for a period of 10 years, with 10-year renewals.

●           This profit amount is expected to increase over the term of the 10-year contract due to forecasted rising electricity prices. In addition, as technology continues to improve and equipment prices decrease, we will be able to produce more electricity with the same amount of gas. Volume pricing has also been offered when we begin placing orders.

●           Once the unit is installed, our manufacturer is responsible for monitoring, service, and parts. Our overhead will not increase whether we install two units in one month, or ten units.

The company has not installed any units as of this date; however, we have established various relationships with manufacturers, system management service, installation firms, and companies that have already installed systems that have been operating 24/7 for over 5 years. If we desire to, we can joint venture with these companies to install their systems at locations we have been preparing location and installation contracts.

There will be no capital equipment or manpower cost to the gas producers other than an analysis of the gas. Our company will own, install, operate and maintain the equipment. The equipment the company utilizes is EPA certified and should not, in normal installations, require anything beyond a permit for installation.

The Company does not currently have any equipment.

Equipment is already in service in various areas of the USA. Caterpillar Power Systems builds and has complete systems available for immediate purchase and installations, that provides anywhere from 250 kilowatts to as large as 2 megawatts. Caterpillar also will provide a Maintenance Service Contract for each of the units installed.

Caterpillar 250 Kw G3408TALC Specifications:

SKU: 5434

Manufacturer: Caterpillar

Model: G3408TALC

Power factor (pf): .8

Trailer: Yes

Compression ratio: 8.5:1

Inlet gas pipe size: 2”NPT for natural gas

Burn type: Rich

Fuel type: Natural Gas

Condition: Rebuilt

Kw: 250

Kw Rating: Continuous

Voltage: 480

Year: Rebuilt 2016

Emissions tier: Emissions Reduction Kits

Hours: 0 hour rebuild

Enclosed: Weather

Engine manufacturer: Caterpillar

Engine model: G3408TALC

Phase: 3

Frequency: 60 Hz

Pmg: Y

control panel: Digital

Control panel mfg: Deep Sea

Control panel model: 7310

Cooling: Skid

Battery charger – amps/input vol: 24V/35Amp

Turbos: Yes

Silencers: Internally Mounted

Int#: 16372

Caterpillar 1000 Kw G3516LE Specifications

SKU: 4446

Manufacturer: Caterpillar

Model: 3516LE

Power factor (pf): 0.8

Compression ratio: 11:1

Fuel type: natural gas

Hours: 0 Hour rebuild

Engine manufacturer: Caterpillar

Engine model: G3516LE

Engine s/n: 4EK Prefix

Hp: 1462

Starters: Electric Starter

Int#: 13671

Condition: rebuilt

Kw: 1000

Kw rating: standby

Voltage: 480

Year: 1998

Price quotes from Caterpillar range from $375,000 for a 250 Kw unit to $1,250,000 for a 1000 Kw unit new and 25% less for units that are refurbished directly from Caterpillar.

System contains EPA Compliance shut down

●             Combined Heat and Power capable within multiple configurations

●             Gas compressors and gas cool drying (if necessary)

●             Optional connection for propane supply

●             Matched gas mixer and control paths for the relevant quality

●             Complaint to formaldehyde limits by carbon desulfurization and catalytic converter

●             25’ secure container can be placed in remote locations, rooftop or within building

●             Battery startup converts instantly to produce power

●             Requires minimal amount of gas to generate 1 Megawatt of electricity

●             Operates efficiently from methane gas produced in landfills

●             Rails in the container floor and fully opening front door in order to dissemble the unit quickly

●             Lowered dust levels due to over-pressurization of container

The company can install its equipment at a pipeline location providing the cost of the fuel doesn’t exceed the resulting sale of the electricity, plus maintenance. The company’s equipment can also be used to augment community needs. The founder has no prior experience with such equipment and that the company anticipates contracting with others to utilize such equipment which is already largely in use by other companies.

Many states do not have the budgets in place to build new infrastructures to generate the electricity necessary to fulfill the future renewable energy requirements set forth by the U.S. government and the EPA.

In many states, existing power plants are being forced to retrofit or shut down due to recent changes in emission regulations. This is resulting in a shortage of electricity and higher prices nationwide for consumers and industries.

ECS, utilizes a variety of abundantly available natural gas sources.

ECS,’s electricity conversion technology’s standard configuration resides in a 40’ enclosure that produces up to 1 Megawatt of electricity – enough electricity to power up to 1000 homes. Each unmanned unit operates remotely and independently and is managed via a centralized satellite remote monitoring facility.

Many modern oil drilling sites pay thousands of dollars to local electric utilities to power their sites. The company’s technology can replace this expenditure with income. Additionally, the company’s power agreements are signed for from five to twenty years in duration. Based upon the cost of each unit and installation of same, each piece of equipment should generate in excess of thirty thousand dollars per month – profit. After our initial phase we will be installing five units per year.

ECS,’s electricity conversion technology is an ideal solution for every state because the states can now dictate exactly where they need supplemental electricity produced and how much is needed to stay in compliance with the new EPA guidelines.

ECS,’s electricity conversion technology can be installed at any location allowing utility companies to provide electricity even to the most remote communities and industries who may be hundreds of miles away from traditional power plants.

This can provide as much as a 70% cost savings on electricity because there is no power line transmission fee to move the electricity from the power plant to the outlying communities and industries. ECS, units can also be installed directly in cities and towns to support any shortages in current electricity supplies.

The United States Government and many State Agencies are providing a multitude of financial and tax incentives to companies currently focused on producing electricity through renewable sources.

The current Administration is working to promote domestic production of renewable energy to create jobs, reduce our dependence on foreign oil, combat global warming, and build a stronger rural economy. The President’s plan for rural America has brought about historic investment and resulted in stronger rural communities.

Each ECS, electricity conversion technology unit is installed under a 5-20 year Power Purchase Agreement from the local utility companies.

Based on current capital equipment cost, it is anticipated that each ECS electricity conversion unit generates approximately $60,000 in NET profit per month from the sale of the electricity to the local utility companies for the 5-20 year contract term.

The above are based upon the below assumptions: (there is no guarantee that our future revenues or costs will be consistent with these assumptions.)

Electricity Generation
KWH	1,000
Price per kWh	0.10
Electricity Revenue	864,000.00

MCFs required	220	day
Price per MCF	$—
Price per day	$—

Days per year	360
Hours per year	8640
Maintenance	750,000	8%
MCF per day	220
Price per MCF	4.00
Royalty %	10.0%
Gas cost Pd per day	$880.00
Royalty per day	88.00
Annual Royalty	$30,800.00

SCHEDULE OF INCOME & DIRECT EXPENSES

12	Per Month	Annually

Revenue from Electricity Sales	$72,000	$864,000	100%

Direct Costs

Royalty to Well Owner @ 10%	$2,567	$30,800	4%
Cost of Natural Gas to Well Owner	$—	$—	0%
Cost of Maintenance	5,000	60,000	7%
Other Direct Costs (Ins + Operations)	6,305	75,658	9%

Total Direct Costs	$11,305	$166,458	19%

Net Operating Income	$60,695	$697,542	81%

ECS, will also receive 1 Renewable Energy Credit for every 1 Megawatt of electricity generated. These credits can be sold or traded on the open market for an additional $30,000 - $100,000 per year.

The purchase price and maintenance fees are quotes from Caterpillar and those cost will be fixed costs, and the royalty cost is tied to the revenues and not to the cost of natural gas since the price of natural gas may vary. We also have obtained the counsel of a firm that has units on the ground that has been in operation 24/7 for over two years.

The Company has one location: The Resident office in Wyoming.

Marketing

The Company will begin its marketing program by approaching the client most probably able and willing to associate. There are literally tens of thousands of gas wells not serviced by a collector pipeline. These wells as well as other locations will be our primary market objective.

Advertising

With limited funds, The Company will rely on management for advertising decisions. The company has developed an overall advertising scenario which it has implemented in preliminary form. As more funds become available the advertising budget will increase in a commensurate fashion.

Expansion

We will market the concept in the US and Europe with expansion to South America and Africa when appropriate.

Employees

As of August 31, 2017, we had one (1) part time employees, including management. We consider our relations with our employees to be good.

Description of Property

We currently lease office space at 2724 Otter Creek Ct 101, Las Vegas, NV 89121, as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statement as of May 31 2017, that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Our business model is focused on key factors –

●           The U.S. is currently producing the largest amount of natural gas in our history. This increased production has resulted in a significant overabundance of natural gas. These amounts are expected to continue to increase as a result of “fracking” in the oil industry.

●           A large majority of active oil production sites are not located near a natural gas pipeline. As a result of such, they are forced to flare their gas and pay the assessed fines. In some cases, these fines have become so excessive that some producers are “shutting in” their wells and stopping production.

●           Our company owns and operates self-contained natural gas to electricity generators which we install at these flaring sites on a 10-year contract. Each 1 MW unit can power up to 1,000 homes. We then sell the electricity to the local and state utility companies on a 10-year contract.

The amount raised in the offering will only affect the number of units which can be purchased during the initial time frame. Additional fundraising may be necessary in 2018 and 2019.

In the case of the Max offering, the Company will install 3 units every 3 month period for the next year. In the event the full offering is not sold, the Company will be installing a pro rata number of facilities. The Company will be purchasing the standard equipment and hiring employees to install.

Multiple factors were evaluated to determine which areas will provide the best opportunity for long-term success. They are as follows:

☐ The quantity of proved, producing, and stranded natural gas and coalbed methane reserves.

☐ The quantity of shut-in, flared, and vented natural gas and coalbed methane wells.

☐ The quantity of producing and abandoned coalbed methane wells.

☐ Current market conditions and values of oil & gas wells for sale.

☐ State emissions regulations, guidelines, and penalties for flaring and venting natural gas.

☐ Each states level of action regarding methane leaks from plugged and abandoned wells.

☐ Regional electricity prices for residential and commercial customers.

☐ State incentives for renewable, clean-energy, and efficient electricity distributed generation.

☐ Total MW of Combined Heat and Power Technical Potential.

☐ Not all states require reporting on flaring but are instituting new reporting changes and fines.

Liquidity and Capital Resources

As of May 31, 2017, the company has $2,350 in current assets. These assets are in the form of cash in the bank. As of May 31, 2017 the company has $0 in liabilities and an accumulated deficit of $12,650. As of November 30, 2017, the company has $42 in current assets. These assets are in the form of cash in the bank. As of November 30, 2017 the company has $2,360 in liabilities and an accumulated deficit of $17,319.

Net cash used in operating activities for the period from inception on April 8, 2017 to May 31, 2017 was $12,650. Cash flows from financing activities for the period from inception on April 8, 2017 to May 31, 2017 was $15,000. Net cash used in operating activities for the three months ended November 30, 2017 was $2,309. Cash flows from financing activities for the three and six months ended November 30, 2017 were $0.00.

We have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed of $6,000 per month for the first 6 months of 2018. Expenses are expected to increase marginally in the second half of 2018.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected roll-out of generating sites over the coming twelve months, however, in the event that the full offering proceeds are not raised, the Company would roll-out new of generating sites at a slower pace and/or focus its energies on the refinement of existing sites to maximum their productivity. The Company’s success does not depend on a scheduled roll-out and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive increasing revenues from operations in the coming year, however, since the Company has earned only nominal revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional sites are rolled out, the Company believes it can continue its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds through sales of equity, debt and convertible securities, if it is deemed necessary.

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We have not generated any revenue since inception on April 8, 2017. Total expenses for the period from inception April 8, 2017 to May 31, 2017 were $12,650 with $12,500 consisting of professional fees and $150 in general and administrative fees. Total expenses for the three month period ended November 30, 2017 were $270 consisting of $270 in general and administrative. Professional expenses are largely expenses for legal, accounting, auditing and consulting in preparing the S-1. Total expenses for the six month period ended November 30, 2017 was $4,669.

The company recorded a net loss of $12,650 for the period from inception on April 8, 2017 to May 31, 2017 and $270 for the three months ended November 30, 2017. The company recorded a net loss of $4,669 for the six month period ended November 30, 2017.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. . Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenue’s of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. As of March 31, 2015 and December 31, 2014, there were no share equivalents outstanding.

OUR MANAGEMENT

Executive Officers

Name	Age	Position

Lisa Averbuch	49	President, Director
Lisa Averbuch	49	Secretary, Treasurer, Director

.Directors, Executive Officers, Promoters and Control Persons

Lisa Averbuch, President/Director

Ms. Averbuch holds a Bachelor’s degree in Hospitality Administration from Boston University in Boston Massachusetts. From1992 worked for the Royal Sonestra Hotel in Cambridge MA in the Food and Beverage Department as Executive Control, then purchasing and finally Food and Beverage controller until 1998. From 1999 to 2001 she was Executive Concierge at the Ritz Carlton in San Francisco, California and in 2001 she managed the opening of the new Ritz Carleton in Half Moon Bay, California. 2002, found Ms Averbuch moving on to the Mandarin Oriental Hotel in San Francisco where she was Restaurant Supervisor becoming Manager before moving on. She then joined The American Center for Wine, Food and the Arts – “Copia.” She managed various facits for that organization until founding Loft Liquors in 2006, the first organic, fresh fruit Liquor company in the United States. Ms. Averbuch is currently the president of Gold Partners, Inc., since 2011, a Las Vegas based, Nevada Corporation and the largest shareholder in this company.

Executive Compensation

Summary Compensation Table.

There is no compensation paid to any employees at the present time. Employees will receive compensation after the company has achieved positive cash flow.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of May 31, 2017.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended December 31, 2015. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of June 1, 2017, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Owned	Percent of Class

Gold Partners, Inc.	401 Ryland St., Suite 200, Reno, NV 89502	15,000,000	100%
(GOLD PARTNERS, INC., Lisa Averbuch, President/Director, Sole Owner, Andre Nissell, Secretary/Treasurer.)

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of fully diluted shares outstanding on June 1, 2017 (15,000,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Energy Conversion Services, Inc. ., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at May 31, 2017
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	50,000,000	15,000,000
Preferred stock, $0.001 par value per share	25,000,000	0

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive liquidation preferences, any remainder will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking Company to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Preferred Stock

The preferred stock shall have the rights and terms granted it by the Board of Directors at the time of issuance.

Wyoming Anti-Takeover Laws

Some features of the Wyoming Revised Statutes (WRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Wyoming Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Wyoming corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

a)	20 to 33 1/3%,

b)	33 1/3 to 50%, or

c)	more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Wyoming corporation, which:

a)	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Wyoming;

and

b)       does business in Wyoming directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Wyoming nor do we do business in Wyoming directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Wyoming Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Wyoming corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

a)	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

b)	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

c)	representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

a)	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

b)	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

c)	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitations on Stockholder Actions

The Wyoming Revised Statutes (“WRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to WRS or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. WRS further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to WRS or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the WRS.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

●	directly to investors;

●	to investors through agents;

●	to dealers; and/or

●	through one or more underwriters.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC. The company’s shares may never be quoted on the OTC listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell shares, we will describe the method of distribution of the shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

●	identify any such underwriter or agent;

●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

●	identify the amounts underwritten; and

●	identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension companies, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of Energy Conversion Services, Inc. . in the amount of $0.10 for each share you want to purchase.

OTC Considerations

We intend to apply to have our stock traded on the OTC. The company’s shares may never be quoted on the OTC listed on an exchange. The OTC is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The WRS (“Section 78.138”) provides that directors and officers of Wyoming corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. WRS also provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as WRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The legal opinion for this registration statement has been provided by Elaine A. Dowling, Esq. of EAD Law Group, LLC of Las Vegas, NV.

EXPERTS

The consolidated financial statements included in this prospectus for the period from inception (April 8, 2017) and ended May 31, 2017 have been audited by MICHAEL GILLESPIE & ASSOCIATES, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Energy Conversion Services, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Energy Conversion Services, Inc.

We have audited the accompanying balance sheet of Energy Conversion Services, Inc. as of May 31, 2017 and the related statements of operations, stockholders’ equity and cash flows for the period from April 8, 2017 (inception) through May 31, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Energy Conversion Services, Inc. for the year ended May 31, 2017 and the results of its operations and cash flows for the period from April 8, 2017 (inception) through May 31, 2017 then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

Seattle, Washington

October 8, 2017

ENERGY CONVERSION SERVICES, INC.

BALANCE SHEET

May 31, 2017

May 31, 2017

ASSETS
CURRENT ASSETS:
Cash in Bank	$2,350

Total assets	$2,350

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:	$0

LONG TERM LIABILITIES:	0

Total liabilities	0

STOCKHOLDERS’ DEFICIT:
Common stock:.001 par value; 50,000,000 authorized, 15,000,000 shares issued and outstanding as of May 31, 2017.	15,000

Preferred stock: 0.001 par value, 25,000,000 authorized, 0 shares issued and outstanding as of May 31, 2017	0
Additional paid-in capital	0
Deficit accumulated during the development stage	(12,650)
Total stockholders’ deficit	2,350

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,350

See accompanying notes to Financial Statements.

ENERGY CONVERSION SERVICES, INC.

STATEMENT OF OPERATIONS

April 8, 2017 (Inception) to May 31, 2017

For the
Period from
April 8, 2017(inception)
to
May 31, 2017

REVENUE:	$0

EXPENSES:
General and administrative	150
Professional fees	12,500
Total expenses	12,650

OTHER INCOME (EXPENSE):
Interest Income	0
Total other income (expense)	0

NET LOSS	$(12,650)

Net loss per common share - basic	$(0.001)

Weighted average of common shares outstanding - basic	945,205

See accompanying notes to Financial Statements.

ENERGY CONVERSION SERVICES, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

April 8, 2017 (Inception) to May 31, 2017

	Common Stock Shares	Amount	Preferred Stock Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total

Balance April 8, 2017	—	$—	—	$—	$—	$—	$0

Issuance of common stock		15,000	—	—	—		15,000

Issuance of preferred stock	—	—	—	—	—	—	0

Net Loss	—	—	—	—	—	(12,650)	(12,650)

Balance May 31, 2017	—	$15,000	—	$—	$—	$(12,650)	$2,350

See accompanying notes to Financial Statements.

ENERGY CONVERSION SERVICES, INC.

STATEMENT OF CASH FLOWS

April 8, 2017 (Inception) to May 31, 2017

For the Period from April 8, 2017(Inception) to May 31, 2017
Cash Flows from Operating Activities:
Net Loss	$(12,650)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in due to related parties	0
Increase in accrued interest	0

Net cash used in operating activities	(12,650)

Cash flows from Financing Activities:
Proceeds from issuance of common stock	15,000
Net cash provided by financing activities	15,000

NET INCREASE IN CASH	2,350
CASH AT BEGINNING OF THE PERIOD	0
CASH AT THE END OF THE PERIOD	2,350

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$0
Cash paid for income taxes	$0

See accompanying notes to Financial Statements.

ENERGY CONVERSION SERVICES, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD APRIL 8, 2017(Inception) TO MAY 31, 2017

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Energy Conversion Services (“the Company”, “we”, “us” or “our”) was incorporated on April 8, 2017 in the State of Wyoming. We are a development-stage company formed for the purpose of using portable generating equipment to generate electricity from natural gas, methane, landfill gas, syngas, etc. The resulting product would be sold to an end user or an Electrical Utility. We have the ability to create, or purchase equipment to generate electricity from 250 kilowatts to 2 megawatts. Our systems are clean, quiet and unobtrusive.

Our executive offices are located at 2724 Otter Creek Ct 101, Las Vegas, Nevada 89122

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As a development-stage company, the Company had limited revenues and incurred losses as of May 31, 2017. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period April 8, 2017 to May 31, 2017.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $2,350 of cash as of May 31, 2017.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ENERGY CONVERSION SERVICES, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD APRIL 8, 2017(Inception) TO MAY 31, 2017

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash approximates its fair value due to its short-term maturity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of May 31, 2017.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ deficit, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of May 31, 2017 there were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company has 50,000,000, $0.001 par value shares of common stock and 25,000,000 of preferred stock authorized. The preferred stock has the terms and conditions designated by the board of directors at the time of the issuance.

On May, the company issued a total of 15,000,000 common shares to its founder for a cash contribution of $15,000.

There were 15,000,000 shares of common stock issued and outstanding as of May 31, 2017.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Company has no commitments and contingencies as of May 31, 2017.

ENERGY CONVERSION SERVICES, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD APRIL 8, 2017(Inception) TO MAY 31, 2017

NOTE 6 – INCOME TAXES

As of May 31, 2017 the Company had net operating loss of approximately $12,650 and that may be available to reduce future years’ taxable income in varying amounts. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly.

The provision for Federal income tax consists of the following:

May 31, 2017
Federal income tax benefit attributable to:
Current Operations	$4,301
Less: valuation allowance	(4,301)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

May 31, 2017
Deferred tax asset attributable to:
Net operating loss carryover	$4,301
Less: valuation allowance	(4,301)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $4,301 as of December 31, 2017 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations from May 31, 2016 to October 8, 2017, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

ENERGY CONVERSION SERVICES, INC.

UNAUDITED BALANCE SHEET

	November 30, 2017	May 31, 2017

ASSETS

CURRENT ASSETS:
Cash in Bank	$42	$2,350

Total assets	$42	$2,350

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Related Party Loans	$2,360	$0

LONG TERM LIABILITIES:	0.00	0

Total liabilities	$2,360	$0

STOCKHOLDERS’ DEFICIT:
Common stock: .001 par value; 50,000,000 authorized, 15,000,000 shares issued and outstanding as of November 30, 2017	15,000	15,000

Preferred stock: 0.001 par value. 25,000,000 authorized 0 shares issued and outstanding as of August 31, 2017	0	0
Additional paid-in capital
Deficit accumulated during the development stage	(17,319)	(12,650)
Total stockholders’ deficit	(2,319)	2,350

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$42	$2,350

See accompanying notes to Financial Statements.

ENERGY CONVERSION SERVICES, INC.

UNAUDITED STATEMENT OF OPERATIONS

	For	For
	Three	Six
	Months	Months
	Ended	Ended
	November 30, 2017	November 30, 2017

REVENUE:	$0	$0

EXPENSES:
General and administrative	270	419
Professional fees	0	4,250
Total expenses	270	4,669

OTHER INCOME (EXPENSE):
Interest Income	0	0
Total other income (expense)	0	0

NET LOSS	(270)	(4,669)

Net loss per common share - basic	(0.001)	(0.001)

Weighted average of common shares outstanding - basic	12,478,992	12,478,992

See accompanying notes to Financial Statements.

ENERGY CONVERSION SERVICES, INC.

UNAUDITED STATEMENT OF CASH FLOWS

For
Six
Months
Ended
November 30, 2017
Cash Flows from Operating Activities:
Net Loss	$(4,669)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in due to related parties	2,360
Increase in accrued interest
Net cash used in operating activities	(2,309)

Cash flows from Financing Activities:
Proceeds from issuance of common stock	0
Net cash provided by financing activities	0

NET DECREASE IN CASH	(2,308)
CASH AT BEGINNING OF THE PERIOD	2,350
CASH AT THE END OF THE PERIOD	42

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$0
Cash paid for income taxes	$0

See accompanying notes to Financial Statements.

ENERGY CONVERSION SERVICES, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING NOVEMBER 30, 2017

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Energy Conversion Services (“the Company”, “we”, “us” or “our”) was incorporated on April 8, 2017 in the State of Wyoming. We are a development-stage company formed for the purpose of using portable generating equipment to generate electricity from natural gas, methane, landfill gas, syngas, etc. The resulting product would be sold to an end user or an Electrical Utility. We have the ability to create, or purchase equipment to generate electricity from 250 kilowatts to 2 megawatts. Our systems are clean, quiet and unobtrusive.

Our executive offices are located at 2724 Otter Creek Ct 101, Las Vegas, Nevada 89122

The results for the three months ended November 30, 2017 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s S-1 Registration for the year ended May 31, 2017, filed with the Securities and Exchange Commission.

The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at November 30, 2017 and for the related periods presented.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As a development-stage company, the Company had limited revenues and incurred losses as of November 30, 2017. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period ending November 30, 2017.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $42 of cash as of November 30, 2017.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ENERGY CONVERSION SERVICES, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING NOVEMBER 30, 2017

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash approximates its fair value due to its short-term maturity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is antidilutive. There were no potentially dilutive debt or equity instruments issued or outstanding as of November 30, 2017.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ deficit, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of November 30, 2017 there were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company has 50,000,000, $0.001 par value shares of common stock and 25,000,000 of preferred stock authorized. The preferred stock has the terms and conditions designated by the board of directors at the time of the issuance.

In May 2017, the company issued a total of 15,000,000 common shares to its founder for a cash contribution of $15,000.

There were 15,000,000 shares of common stock issued and outstanding as of November 30, 2017.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Company has no commitments and contingencies as of November 30, 2017.

NOTE 6 – RELATED PARTY NOTES

A shareholder who is a related party has loaned the corporation $2,360 as of November 30, 2017. This note bears no interest and is payable on demand.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations from August 31, 2017 to March 8, 2018, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$47
Legal Fees and Expenses	15,000
Accounting Fees*	3,000
Miscellaneous*	200
Total	$18,237

* Estimated

The Issuer will pay all fees and expenses associated with this offering.

Item 14. Indemnification of Directors and Officers

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Wyoming Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Wyoming Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

Prior to May 31, 2017, we sold a total of 15,000,000 common shares to management for a gross price of $15,000. The issuances of the shares to the investor was exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Energy Conversion Services, Inc. dated April 8, 2017*
3.2	Bylaws dated April 24, 2017*
5.1	Opinion of Counsel *
10.7	Subscription Agreement.*
23.1	Consent of Auditor

*	Previously Filed

Item 17. Undertakings

The undersigned hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a Company amended change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	include any additional or changed material information on the plan of distribution.

(2)          that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)          to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)          that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on March 14, 2018.

Energy Conversion Services, Inc..

By:	/s/ Lisa Averbuch
Lisa Averbuch President, CEO, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on March 14, 2018.

Energy Conversion Services, Inc..

By:	/s/ Lisa Averbuch
Lisa Averbuch, President, Secretary, Treasurer, CEO, Principal Executive Officer, Principal Accounting Officer, Director

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